UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

First Horizon National Corporation

(Exact Name of Registrant as Specified in its Charter)

TN	001-15185	62-0803242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, TN	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Director

(1)     On January 18, 2011, the Board of Directors (“Board”) of First Horizon National Corporation (the “Company”) elected Vicky B. Gregg to the Board, effective immediately. Ms. Gregg also has been elected to the Board of Directors of First Tennessee Bank National Association (the “Bank”). Ms. Gregg will stand for election to the Board of the Company by the shareholders at the April 2011 annual meeting.

Ms. Gregg is the Chief Executive Officer of BlueCross BlueShield of Tennessee (BCBST), a provider of group and individual health insurance plans, products, and services headquartered in Chattanooga, Tennessee. Ms. Gregg has been with BCBST since 2003. Prior to joining BCBST, Ms. Gregg served as Regional Vice President of Humana Inc. in Kentucky and Ohio.

(2)     There are no arrangements or understandings between Ms. Gregg and any other person concerning her selection to be elected to the Board of the Company.

(3)     Ms. Gregg has been appointed to serve on the Audit Committee of the Company’s Board.

(4)     The Company, the Bank, and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with the Company’s executive officers, directors, nominees, their immediately family members and affiliated entities, and the persons of which we are aware that beneficially own more than 5 percent of our common stock, and we expect to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.

(5)     Ms. Gregg will be eligible to participate in the Company’s active compensation plans and programs for non-employee directors. Additional information concerning the Company’s plans and programs for non-employee directors is provided in the following previously-filed material, which is incorporated into this item by reference: the “Director Compensation” section of the Company’s proxy statement for the 2010 annual meeting of shareholders appearing on pages 76-84. Ms. Gregg was elected in January at the outset of the regular January meeting and she attended that meeting as a director; accordingly under the Company’s Director Policy she will receive one-fourth of a normal annual grant of restricted stock units for the year 2010-2011. That pro-rated RSU grant will have a grant-date value of $11,250 and will vest later in 2011 in accordance with the Policy.

For several years Ms. Gregg has served on the Bank’s regional board in the Chattanooga market. As such she previously has received compensation in the ordinary course of providing those services. She previously elected to defer some of that compensation under older, discontinued stock option deferral plans, and she continues to hold long-term stock options granted in connection with those deferrals. Regional board members who also serve on the Board of the Company are paid regional board meeting attendance fees by the Company at the customary rate for the applicable market, subject to a $500 per meeting cap. The meeting fee for the Chattanooga regional board currently is $400 per meeting.

(e) Compensatory Arrangements of Certain Officers

On January 18, 2011, the Compensation Committee of the Company’s Board took certain actions related to the compensation of current executive officers who are named in the executive compensation disclosures of the Company’s 2010 proxy statement (“2009 Named Officers”). Among other things, the Committee changed the salary rates for the 2009 Named Officers for 2011. The cash salaries of 2009 Named Officers were not changed from 2010 rates, but the amounts of salary paid in the form of Salary Stock Units (“SSUs”) were reduced for each such Officer for 2011. In addition, SSUs credited to those Officers in 2011 will be subject to a service-vesting requirement. Such a requirement previously had not been permitted while the Company participated in the U.S. Treasury’s TARP program, but that participation ended late in 2010.

The SSU changes were approved as part of a broader set of revisions to the Company’s executive compensation components and mix. Those other revisions are expected to impact compensation opportunities and awards to be approved later in 2011 under existing plans.

Cash and SSU salary rates are subject to adjustment, and the SSU program is subject to substantive amendment or termination, by the Compensation Committee at any time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(1)    On January 18, 2011, the Company’s Board of Directors amended ARTICLE THREE, Section 3.2 of the Company’s Bylaws. The Bylaws are amended immediately as described below. The amended and restated Bylaws are filed herewith as Exhibit 3.1.

(2)        The amendment to Section 3.2 increases the size of the Company’s Board of Directors from ten to eleven persons. The increase took effect immediately upon Board approval on January 18, 2011.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit #	Description

3.1	Bylaws of First Horizon National Corporation, as amended and restated January 18, 2011

10.1*	Description of 2011 Salaries for Named Executive Officers

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* Management contract or compensatory plan or arrangement

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In the agreements referred to in this Report, each party makes representations and warranties to the other party. Those representations and warranties are made only to and for the benefit of the other party in the context of a business agreement. Exceptions to such representations and warranties may be partially or fully waived by such party, or not enforced by such party, in its, his, or her discretion. No such representation or warranty may be relied upon by any other person for any purpose.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: January 20, 2011	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

EX-10.1	Description of 2011 Salaries for Named Executive Officers

EX-3.1	Bylaws of First Horizon National Corporation, as amended and restated January 18, 2011